Exhibit 99.2

DREAMWORKS ANIMATION SKG, INC.

1000 FLOWER STREET

GLENDALE, CA 91201

October 25, 2007

Mr. Jeffrey Katzenberg

c/o Mickey Rutman

Breslauer & Rutman

11400 W. Olympic Boulevard, Suite 550

Los Angeles, CA 90064

Dear Jeffrey:

Reference is made to that certain executed Employment Agreement, dated as of October 8, 2004, between DreamWorks Animation SKG, Inc., a Delaware corporation (“Studio”), and you, whereby Studio agreed to employ you and you agreed to accept such employment upon the terms and conditions set forth therein (such agreement, as amended pursuant to the First Amendment, dated as of November 1, 2004, the Second Amendment, dated as of December 5, 2005, and the waivers, dated as of December 5, 2005 and March 20, 2006, the “Prior Agreement”). In order to address the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the parties now hereby agree to amend and restate the Prior Agreement in its entirety as set forth in this agreement (the “Agreement”), effective as of the date shown above:

1. Term. The term of your employment hereunder commenced on October 27, 2004, which was the closing date of Studio’s initial public offering (the “Commencement Date”), and shall continue for a period of five (5) years thereafter, up to and including October 26, 2009. This period shall hereinafter be referred to as the “Employment Term”.

2. Duties/Responsibilities/Reporting.

a. General. Your title shall be “Chief Executive Officer” of Studio. You shall have such duties and responsibilities as are consistent with the traditional position of Chief Executive Officer of publicly traded major entertainment and media corporations. No other individual shall have the title Chief Executive Officer or hold a position equal to or superior to yours or have any authority equal to or superior to yours during the Employment Term without your consent. You shall report solely and directly to the Board of Directors of Studio.

Without limiting the foregoing, you shall have authority over all operations and the overall direction of Studio, within maximum individual project and aggregate cost limits to be established as part of the business plan or otherwise as approved by the Board of Directors. All other employees of Studio and such affiliates and subsidiaries as may hereafter be established shall report directly to you or to you through such other personnel as you may designate.

b. Services. Except as herein otherwise specified, during the Employment Term you shall devote your business time and efforts to the affairs of Studio in substantially the same manner as you have previously rendered services in connection with your previous work experience.

3. Exclusivity.

a. Exclusivity Provisions. Except as otherwise provided herein, your personal professional services shall be exclusive to Studio. Moreover, you shall not make any investments after the date hereof other than as permitted in Paragraph 3.b below. The foregoing two sentences of this Paragraph 3 shall be collectively referred to herein as the “Exclusivity Provisions”. Paragraph 3.b shall be an exception to the Exclusivity Provisions and Paragraph 8 below.

b. Investments. The Exclusivity Provisions shall not prohibit your ownership or services in connection with investments which you or members of your family or your charitable trusts or foundations (directly or indirectly) owned as of June 28, 1995 and future investments which: (a) do not require devotion of a substantial amount of your personal professional services which shall include, without limitation, passive investment interests or limited partnership interests and (b) do not compete with Studio’s business when the investment is made, provided however that you may own directly or indirectly up to 5% of a publicly held company, limited partnership interests or other passive investment interests in private companies even if it does compete with Studio’s business.

4. Compensation.

a. Base Salary. For all services rendered under this Agreement, Studio will pay you a base salary at an annual rate of One Dollar ($1.00).

b. Equity-based compensation.

(i) Upon the pricing of the IPO, you received, pursuant to the 2004 Omnibus Incentive Compensation Plan, stock options with respect to Studio’s Class A common stock (“Options”) having a grant-date value of $4,740,000 and restricted shares of Studio’s Class A Common Stock (“Restricted Stock”) having a grant-date value of $12,990,000 (the “Initial Grants”).

(ii) You will also be eligible, while you remain employed hereunder, commencing for the year 2005 (the amount for 2005 was determined in the first quarter of 2006) subject to annual approval by the Compensation Committee of Studio’s Board of Directors (the “Compensation Committee”), to receive, in lieu of an annual cash bonus, annual awards of Options and Restricted Stock (or such other form of equity-based compensation as the Compensation Committee may determine). It is our present expectation that such annual awards will have an aggregate grant-date value, depending on company performance, ranging between

$1,000,000 (bonus target) and $3,000,000 (in the case of superior company performance). In the event that such awards consist of Options and Restricted Stock, they shall be divided, as determined by the Compensation Committee, between Options and Restricted Stock. You hereby acknowledge that you have previously waived your right to receive the equity based compensation awards that would have been payable to you in lieu of an annual cash bonus for the fiscal years ended December 31, 2006, 2007 and 2008, subject to the approval of the Compensation Committee, under this Paragraph 4.b(ii), each with an annual grant date value, depending on Studio performance, that would have been between $1,000,0000 (bonus target) and $3,000,000 (superior performance).

(iii) In addition, you will be eligible, while you remain employed hereunder, commencing in 2006, subject to annual approval by the Compensation Committee, to receive annual equity incentive awards of Options and Restricted Stock (or such other form of equity-based compensation as the Compensation Committee may determine). It is our present expectation that such annual awards will have an annual aggregate grant-date value targeted at $5,000,000. In the event that such awards consist of Options and Restricted Stock, they shall be divided, as determined by the Compensation Committee, between Options and Restricted Stock. You hereby acknowledge that you have previously waived your right to receive the equity based compensation awards that would have been payable to you for the fiscal years ended December 31, 2006, 2007 and 2008, subject to the approval of the Compensation Committee, under this Paragraph 4.b(iii), each with a grant date value that would have been targeted at $5,000,000.

(iv) All Options and Restricted Stock (and any other equity-based awards) referred to in this Paragraph 4.b will (x) be valued using a method or methods (including where appropriate a Black-Scholes or other fair value method) as determined by the Compensation Committee from time to time (and, in the case of the Initial Grants, taking into account the IPO price to the public without regard to the underwriters’ discount), (y) become fully vested, exercisable (if applicable) and nonforfeitable within a period not to exceed four (4) years from the date of grant, contingent on both the continuing performance of services to Studio (subject to Paragraphs 4.b(v), 9, 10, 11, 12 and 13) and the achievement of performance goals as established by the Compensation Committee from time to time, and (z) otherwise be subject to such terms and conditions as may be set forth in any applicable equity compensation plan of Studio (each such plan, a “Plan”) or determined by the Compensation Committee from time to time. Notwithstanding the foregoing, any performance based Initial Grants may, in the discretion of the Compensation Committee, have a vesting schedule that ends in the first quarter of 2009.

(v) Following the expiration of the Employment Term (i.e., five (5) years after the Commencement Date), but only if your employment hereunder has not been terminated earlier, you will not be required to perform any additional services to Studio in order for all of the equity-based compensation awards granted to you during the Employment Term to become fully vested, exercisable (if applicable) and nonforfeitable. For purposes of this Agreement, an award will be deemed to have vested when it is no longer subject to a substantial risk of forfeiture (within the meaning of Treasury Regulation Section 1.409A-1(d)). With respect to awards that are subject to time-based vesting criteria, the full amount of such awards will vest on the fifth (5th) anniversary of the Commencement Date. With respect to equity-based compensation awards that are subject to performance-based vesting criteria, such awards will continue to remain subject to the achievement of performance goals, as provided pursuant to the Plan and the agreements evidencing such awards and to such other terms and conditions as may be determined by the Compensation Committee at the time of the grant, provided that, in the event that a change of control (as defined in Paragraph 27.a) occurs prior to the end of the applicable performance period, the vesting of such awards shall be determined in accordance with Paragraph 27.a. Subject to the foregoing, all Options and any similar equity-based awards will remain exercisable for the balance of the term of the grant. In the case of restricted stock units that are subject to time-based vesting criteria, such awards will be settled within thirty (30) days following the fifth (5th) anniversary of the Commencement Date. In the case of restricted stock units that are subject to performance-based vesting criteria, except as otherwise set forth in Paragraph 27, such awards will be settled on the seventieth (70th) day after the date that such awards become vested.

5. Benefits. In addition to the foregoing, during the period of your employment with Studio, you shall be entitled to vacation days and/or personal days to be taken subject to the demands of Studio (as determined by Studio) and consistent with the amount of days taken by other senior level executives (provided, however, no vacation time will be accrued during the Employment Term) and you shall be entitled to participate in such other medical, dental and life insurance, 401(k), pension and other benefit plans as Studio may have or establish from time to time. The foregoing, however, shall not be construed to require Studio to establish any such plans or to prevent the modification or termination of such plans once established, and no such action or failure thereof shall affect this Agreement. All benefits you may be entitled to as an employee of Studio shall be on a most favored nations basis with any executive of Studio.

6. Business Expenses. During the Employment Term, you are expected and required to travel, entertain, and incur expenses on Studio business and in the performance of your duties hereunder in approximately the same manner and at approximately the same level as other CEOs of major motion picture, television and record companies. All Studio business-related air travel by you shall be by private jet. You may take guests, if desired, on business-related travel as you determine necessary. You shall be entitled to utilize a private jet for personal use subject to your reimbursement to Studio of the allocable costs of any personal travel. You shall be entitled to the services of such reasonable security personnel as you request at Studio’s expense. Your overall compensation package is intended to cover all costs you are anticipated to incur for business related travel, hotel, entertainment, meals, and other business expenses which you incur as Chief Executive Officer of Studio. Therefore, notwithstanding anything to the contrary contained in Studio’s employee business expense reimbursement plan, or in any other Studio statement, policy, filing, or writing, no such expenses will be provided or reimbursed to you by Studio with the exception of (1) business related airplane costs and (2) all of your costs and expenses (including reasonable legal fees) in connection with entering into this Agreement. Any expenses eligible for reimbursement hereunder shall be reimbursable to the extent that they are incurred by you during the period of your employment with Studio pursuant to this Agreement. All reimbursable expenses shall be reimbursed to you as promptly as practicable and in any event not later than the last day of the calendar year after the calendar year in which the expenses are incurred, and the amount of expenses eligible for reimbursement during any calendar year will not affect the amount of expenses eligible for reimbursement in any other calendar year.

7. Indemnification. You shall be fully indemnified and held harmless by Studio to the fullest extent permitted by law from any claim, liability, loss, cost or expense of any nature (including attorney’s fees of counsel selected by you, judgments, fines, any amounts paid or to be paid in any settlement, and all costs of any nature) incurred by you (all such indemnification to be on an “after tax” or “gross-up” basis) which arises, directly or indirectly, in whole or in part out of any alleged or actual conduct, action or inaction on your part in or in connection with or related in any manner to your status as an employee, agent, officer, corporate director, member, manager, shareholder, partner of, or your provision of services to, Studio or any of its affiliated entities, or any entity to which you are providing services on behalf of Studio or which may be doing business with Studio. To the maximum extent allowed by law, all amounts to be indemnified hereunder including reasonable attorneys’ fees shall be promptly advanced by Studio until such time, if ever, as it is determined by final decision pursuant to Paragraph 24 below that you are not entitled to indemnification hereunder (whereupon you shall reimburse Studio for all sums theretofore advanced). Any tax gross-up payments that you become entitled to receive pursuant to this Paragraph 7 will be paid to you (or to the applicable taxing authority on your behalf) as promptly as practicable and in any event not later than the last day of the calendar year after the calendar year in which you remit the related taxes.

8. Covenants.

a. Confidential Information. You agree that you shall not, during the Employment Term or at any time thereafter, use for your own purposes, or disclose to or for any benefit of any third party, any trade secret or other confidential information of Studio or any of its affiliates (except as may required by law or in the performance of your duties hereunder consistent with Studio’s policies) and that you will comply with any confidentiality obligations of Studio known by you to a third party, whether under agreement or otherwise. Notwithstanding the foregoing, confidential information shall be deemed not to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or any other person who directly or indirectly receives such information from you or at your direction or (ii) is or becomes available to you on a non-confidential basis from a source which you reasonably believe is entitled to disclose it to you.

b. Studio Ownership. The results and proceeds of your services hereunder, including, without limitation, any works of authorship resulting from your services during your employment and any works in progress, shall be works-made-for-hire and Studio shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner Studio determines in its sole discretion without any further payment to you whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-for-hire and/or there are any rights which do not accrue to Studio under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed by Studio, and Studio shall have the right to use the same in perpetuity throughout the universe in any manner Studio may deem useful or desirable to establish or document Studio’s exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent you have any rights in the results and proceeds of your services that cannot be assigned in the manner described above, you unconditionally and irrevocably waive the enforcement of such rights. This Paragraph 8.b is subject to, and shall not be deemed to limit, restrict, or constitute any waiver by Studio of any rights of ownership to which Studio may be entitled by operation of law by virtue of Studio or any of its affiliates being your employer.

c. Return of Property. All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with Studio or any of its affiliates shall remain the exclusive property of Studio. In the event of the termination of your employment for any reason, and subject to any other provisions hereof, Studio reserves the right, subject to Paragraph 29.b, to the extent permitted by law and in addition to any other remedy Studio may have, to deduct from any monies otherwise payable to you the following: (i) the full amount of any specifically determined debt you owe to Studio or any of its affiliates at the time of or subsequent to the termination of your employment with Studio, and (ii) the value of Studio property which you retain in your possession after the termination of your employment with Studio following Studio’s written request for such item(s) return and your failure to return such items within thirty (30) days of receiving such notice. In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement shall serve as such consent.

d. Promise Not To Solicit. You will not during the period of the Employment Term or for the period ending one (1) year after the earlier of expiration of the Employment Term or your termination hereunder, induce or attempt to induce any employees, exclusive consultants, exclusive contractors or exclusive representatives of Studio (or those of any of its affiliates) to stop working for, contracting with or representing Studio or any of its affiliates or to work for, contract with or represent any of Studio’s (or its affiliates’) competitors.

9. Incapacity.

a. In the event you become totally medically disabled and cannot substantially perform your duties at any time during the Employment Term, the Board of Directors may at any time after such disability has continued for ninety (90) consecutive days require Studio to give you written notice that it intends, subject to applicable state and federal law, to suspend this Agreement. Upon receipt of such notice, prior to any suspension hereunder, you shall be entitled to an expedited arbitration to determine whether or not you are medically disabled and have been disabled for at least ninety (90) consecutive days, provided that you request such arbitration within ten (10) business days of receipt of such notice from Studio. If you do not so request such an arbitration, or if the arbitrator rules that you are so disabled, you shall be placed on a “medical payroll,” meaning you will remain employed for the first twenty-six (26) weeks of consecutive absence commencing at the end of the later of the ten (10) day period or upon the conclusion of the arbitration. Thereafter, if you are not able to resume your duties hereunder, your employment will be terminated.

b. Upon termination of employment as provided in Paragraph 9.a, you shall remain entitled to receive (i) for a period commencing on the termination of your employment by Studio and ending on the expiration of the Employment Term, payments at a rate equal to 50% of your rate of Base Salary, and such payments will be payable in accordance with Studio’s regular payroll practices applicable to similarly situated active employees, (ii) 100% of all medical, dental, life insurance and other benefits (“Continued Benefits”) for the remainder of the then current Employment Term, and (iii) to retain all grants of equity-based compensation made to you on or prior to the date of termination, but will not be entitled to receive any grants of equity-based compensation thereafter. Except as specifically permitted by Section 409A of the Code and the regulations thereunder as in effect from time to time (collectively, hereinafter, “Section 409A”), the Continued Benefits provided to you during any calendar year will not affect the Continued Benefits to be provided to you in any other calendar year. Unless otherwise specified in the Plan or in the agreement evidencing the grant, in each case as of the date of the grant, after termination of employment pursuant to Paragraph 9.a, your grants of equity-based compensation will be determined as follows. With respect to grants having performance-based vesting criteria, the amount of such award that is eligible to vest will be determined after the end of the performance period specified in the grant, or satisfaction of such other criteria pursuant to the Plan, subject to the applicable performance or other criteria, as if you had continued to remain employed with Studio throughout such performance period. With respect to grants having time-based vesting criteria, the full amount of such award will be eligible to vest. Vesting will be determined promptly following termination of employment. A ratable portion of the amount of each award that is eligible to vest will become vested by multiplying such amount by a fraction, the numerator of which is the sum of (i) your actual period of service in months through the date of termination plus (ii) 50% of the remaining Employment Term in months determined as of the date of termination (but in no event will the numerator exceed the denominator), and the denominator of which is the total performance period in months (for grants having performance-based vesting criteria) or the total vesting period in months (for grants having time-based vesting criteria) specified in the grant. To avoid any double-counting, any part of any equity-based compensation award that has vested in accordance with the terms of the applicable award agreement shall be credited against any part of such award that you shall be entitled to receive or exercise pursuant to the determination set forth in the preceding sentence. The balance of such awards will be forfeited. Subject to this Paragraph 9.b and to the other terms and conditions of the grants, all Options, stock appreciation rights and any similar equity-based awards will remain exercisable for the remaining term of the grant. In the case of restricted stock units that are subject to performance-based vesting criteria, except as otherwise set forth in Paragraph 27, such awards will be settled on the seventieth (70th) day after the date that such awards become vested. In the case of restricted stock units that are subject to time-based vesting criteria, such awards will be settled within thirty (30) days following your termination of employment.

10. Death.

a. If you die prior to the end of the Employment Term, this Agreement shall be terminated as of the date of death and your beneficiary or estate shall be entitled to receive your Base Salary and all other benefits pro-rated up to the date on which the death occurs and for 12 months thereafter, but not to exceed the end of the then current Employment Term.

b. Upon termination of employment as provided in Paragraph 10.a, the rights to equity-based compensation of your estate or beneficiary will be determined in the same manner and at the same time as provided in Paragraph 9.b.

11. Termination for Cause. Studio may, at its option and upon resolution by the Board of Directors, terminate this Agreement forthwith for “cause”, including, without limitation, any obligation to pay the Base Salary or provide benefits or equity based compensation under this Agreement (except to the extent accrued or vested to the date of termination). For purposes of this Agreement, termination of this Agreement for “cause” shall mean only: (i) conviction of a felony or other crime involving moral turpitude or for embezzlement or the misappropriation of corporate assets, in any case, after the exhaustion of all possible appeals; or (ii) your material breach of Paragraphs 2.b, 3 or 8 hereof. Anything herein to the contrary notwithstanding, Studio will give you written notice prior to terminating this Agreement for your material breach under clause (ii), setting forth the exact nature of any alleged breach and the conduct required to cure such breach. You shall have thirty (30) days from the receipt of such notice within which to cure.

12. Involuntary Termination. Studio may terminate your employment other than for cause or on account of incapacity, in which case you will receive (i) for a period commencing on the termination of your employment by Studio and ending on the expiration of the Employment Term, continued Base Salary payable in accordance with Studio’s regular payroll practices applicable to similarly situated active employees, and (ii) Continued Benefits as specified herein, until the end of the Employment Term. At the end of the Employment Term, you shall have the right to take over and continue, at your option and at your own expense, any benefits which by the terms of such benefit plans may be assumed. In the event of termination of your employment without cause pursuant to this Paragraph 12, all equity based compensation held by you shall accelerate vesting (on the basis that any mid-range or “target” goals rather than premium goals are deemed to have been achieved) and, subject to the other terms and conditions of the grants, will remain exercisable for the remainder of the term of the grant; however, you will not be entitled to receive any future equity based compensation. All outstanding restricted stock units (whether subject to time-based or performance-based vesting criteria) will be settled not later than thirty (30) days following your termination of employment. You agree that you will have no rights or remedies in the event of your termination without cause other than those set forth in the Agreement to the maximum extent allowed by law.

13. Termination For Good Reason. You shall be entitled to terminate employment for good reason, for the purpose of this Paragraph 13, in the event of (i) a material breach of this Agreement by Studio, (ii) any material reduction of your title or duties or (iii) any failure by Studio to obtain a Director’s and Officer’s liability insurance policy. Notwithstanding anything to the contrary contained herein, you will not be entitled to terminate your employment for good reason for purposes of this Agreement as the result of any event specified in the foregoing clauses (i) through (iii) unless, within ninety (90) days following the occurrence of such event, you give Studio written notice of the occurrence of such event, which notice sets forth the exact nature of the event and the conduct required to cure such event. Studio shall have thirty (30) days from the receipt of such notice within which to cure (such period, the “Cure Period”). If, during the Cure Period, such event is remedied, then you will not be permitted to terminate your employment for good reason as a result of such event. If, at the end of the Cure Period, the event that constitutes good reason has not been remedied, you will be entitled to terminate your employment for good reason during the sixty (60) day period that follows the end of the Cure Period. If you do not terminate your employment during such sixty (60) day period, you will not be permitted to terminate your employment for good reason as a result of such event. In the event of your voluntary termination for good reason, you shall be entitled to the payments, benefits (including the post-term continuation of the applicable benefits) and equity based compensation provided under Paragraph 12 for involuntary termination without cause. You agree that you will have no rights or remedies in the event of your termination for good reason other than those set forth in the Agreement to the maximum extent allowed by law.

14. No Mitigation. In the event this Agreement is terminated for any reason prior to its expiration you shall not be required to mitigate your damages hereunder, nor shall Studio be entitled to offset from any sums owing to you hereunder any amounts received by you from any third party.

15. Section 317 and 508 of the Federal Communications Act. You represent that you have not accepted or given nor will you accept or give, directly or indirectly, any money, services other valuable consideration from or to anyone other than Studio for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by Studio and/or any of its affiliates.

16. Equal Opportunity Employer. You acknowledge that Studio is an equal opportunity employer. You agree that you will comply with Studio policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination or harassment.

17. Notices. All notices required to be given hereunder shall be given in writing, by personal delivery or by mail and confirmed by fax at the respective addresses of the parties hereto set forth above, or at such address as may be designated in writing by either party, and in the case of Studio, to the attention of the General Counsel of Studio. A courtesy copy of any notice to you hereunder shall be sent to Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th Floor, Los Angeles, CA 90071-1560, Fax: (213) 683-5137, Attn: Rob Knauss and Breslauer & Rutman, 11400 W. Olympic Boulevard, Suite 550, Los Angeles, CA 90064, Fax: (310) 481-3615 Attn: Mickey Rutman. Any notice given by mail shall be deemed to have been given three (3) business days following such mailing.

18. Assignment. This is an Agreement for the performance of personal services by you and may not be assigned by you (other than the right to receive payments which may be assigned to a company, trust or foundation owned or controlled by you) and any purported assignment in violation of the foregoing shall be deemed null and void. Studio shall have the right to assign this Agreement and your services hereunder only to an entity or person acquiring all or substantially all of the assets of Studio; provided however, as a condition to any such assignment, Studio shall require any person or entity acquiring all or substantially all of the assets of Studio to expressly assume the obligations of Studio hereunder.

19. California Law. This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely therein.

20. No Implied Contract. The parties intend to be bound only upon execution of this Agreement and no negotiation, exchange or draft or partial performance shall be deemed to imply an agreement. Neither the continuation of employment or any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

21. Entire Understanding. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and can be changed only by a writing signed by both parties hereto.

22. Void Provisions. If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any such provision (the “Applicable Provision”) is so adjudged void or unenforceable, you and Studio shall take the following actions in the following order: (i) seek judicial reformation of the Applicable Provision; (ii) negotiate in good faith with each other to replace the Applicable Provision with a lawful provision; and (iii) have an arbitration as provided in Paragraph 24 hereof determine a lawful replacement provision for the Applicable Provision; provided, however, that no such action pursuant to either of clauses (i) or (iii) above shall increase in any respect your obligations pursuant to the Applicable Provision.

23. Survival / Modification of Terms. Your obligations under Paragraph 8 hereof shall remain in full force and effect for the entire period provided therein notwithstanding the termination of the Employment Term pursuant to Paragraph 11 hereof or otherwise. Studio’s obligations under Paragraphs 6 (with respect to expenses theretofore incurred) and 7 hereof shall survive indefinitely the termination of this Agreement regardless of the reason for such termination. Further, Paragraphs 4.b(v), 9.b, 10.b, 12 and 13 will continue to govern your entitlement, if any, to benefits and equity based compensation after the termination of the Employment Term, and Paragraph 24 will continue to govern any Claims (as defined below) by one party against the other.

24. Arbitration of Disputes. Any controversy or claim by you against Studio or any of its parent companies, subsidiaries, affiliates (and/or officers, directors, employees, representatives or agents of Studio and such parent companies, subsidiaries and/or affiliates), including any controversy or claim arising from, out of or relating to this Agreement, the breach thereof, or the employment or termination thereof of you by Studio which would give rise to a claim under federal, state or local law (including, but not limited to, claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation), or any claim against you by Studio (individually and/or collectively, “Claim(s)”) shall be submitted to an impartial mediator (“Mediator”) selected jointly by the parties. Both parties shall attend a mediation conference in Los Angeles County, California and attempt to resolve any and all Claims. If the parties are not able to resolve all Claims, then upon written demand for arbitration to the other party, which demand shall be made within a reasonable time after the Claim has arisen, any unresolved Claims shall be determined by final and binding arbitration in Los Angeles, California, in accordance with the Model Employment Procedures of the American Arbitration Association (collectively, “Rules”) by a neutral arbitrator experienced in employment law, licensed to practice law in California, in accordance with the Rules, except as herein specified. In no event shall the demand for arbitration be made after the date when the institution of legal and/or equitable proceedings based upon such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take depositions in Los Angeles, California of any opposing party or witnesses selected by such party and/or request production of documents by the opposing party before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken at other locations. In addition, upon a party’s showing of need for additional discovery, the arbitrator shall have discretion to order such additional discovery. You acknowledge and agree that you are familiar with and fully understand the need for preserving the confidentiality of Studio’s agreements with third parties and compensation of Studio’s employees. Accordingly, you hereby agree that to the extent the arbitrator determines that documents, correspondence or other writings (or portions thereof) whether internal or from any third party, relating in any way to your agreements with third parties and/or compensation of other employees are necessary to the determination of any Claim, you and/or your representatives may discover and examine such documents, correspondence or other writings only after execution of an appropriate confidentiality agreement. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings. With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter. The arbitrator shall issue a written decision setting forth the award and the findings and/or conclusions upon which such award is based. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either Studio or you. Notwithstanding the foregoing, the result of any such arbitration shall be binding but shall not be made public (including by filing a petition to confirm the arbitration award), unless necessary to confirm such arbitration award after non-payment of the award for a period of at least fifteen (15) days after notice to Studio of the arbitrator’s decision. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses, and all other expenses connected with presenting their Claims or defense(s). Other costs of arbitration shall be borne by Studio. Except as set forth below, should you or Studio pursue any Claim covered by this Paragraph 24 by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and reasonable outside attorneys’ fees incurred as a result of such action. The provisions contained in this Paragraph 24 shall survive the termination of your employment with Studio. Notwithstanding anything set forth above, you agree that any breach or threatened breach of this Agreement (particularly, but without limitation, with respect to Paragraphs 3 and 8, above) may result in irreparable injury to Studio, and therefore, in addition to the procedures set forth above, Studio may be entitled to file suit in a court of competent jurisdiction to seek a Temporary Restraining Order and/or preliminary or permanent injunction or other equitable relief to prevent a breach or contemplated breach of such provisions.

25. Unique Services. Notwithstanding anything to the contrary in Paragraph 24., above, you acknowledge that the services to be rendered by you under the terms of this Agreement, and the rights and privileges granted to Studio by you under its terms, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated in damages in any action at law, and that a breach by you of any of the provisions contained in this Agreement may cause Studio great and irreparable injury and damage. Notwithstanding anything to the contrary in Paragraph 24, above, you acknowledge that Studio shall be entitled, in addition to any other remedies it may have at law, to seek the remedies of injunction, and other equitable relief for a breach of this Agreement by you. This provision shall not, however, be construed as a waiver of any of the rights which Studio and/or you may have for damages or otherwise.

26. Name and Likeness. During the Employment Term, Studio shall have the right to use your name, biography and likeness in connection with its business as follows: You shall promptly submit to Studio a biography of yourself. Provided that you timely submit such biography, Studio shall not use any other biographical information other than contained in such biography so furnished, other than references to your prior professional services and your services hereunder, without your prior approval (which approval shall not be unreasonably withheld). If you fail to promptly submit a biography, then you shall not have the right to approve any biographical material used by Studio. You shall have the right to approve all likenesses of you used by Studio hereunder. Nothing herein contained shall be construed to authorize the use of your name, biography or likeness to endorse any product or service or to use the same for similar commercial purposes.

27. Change of Control. In the event of a “change of control”, all equity-based compensation held by you shall accelerate vesting (on the basis that any mid-range or “target” goals rather than premium goals are deemed to have been achieved) and remain exercisable for the remainder of the term of the grant. All outstanding restricted stock units (whether subject to time-based or performance-based vesting criteria) will be settled not later than the tenth (10th) day following the date of such change of control.

(a) For purposes of this Agreement, “change of control” shall mean the occurrence of any of the following events, not including any events occurring prior to or in connection with the Closing (including the occurrence of the Closing):

(i) during any period of fourteen (14) consecutive calendar months, individuals who were directors of Studio on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board of Directors of Studio (the “Board”); provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by Studio’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, a “Person”), in each case other than the management of Studio, the Board or the holders of Studio’s Class B common stock par value $0.01;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) Studio or (y) any of its Subsidiaries, but in the case of this clause (y) only if Studio Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of Studio to an entity that is not an Affiliate (a “Sale”), in each such case, if such Reorganization or Sale requires the approval of Studio’s stockholders under the law of Studio’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of Studio in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Studio Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including, without limitation, a corporation that as a result of such transaction owns Studio or all or substantially all Studio’s assets either directly or through one or more subsidiaries)

(the “Continuing Corporation”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Studio Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than Studio), (2) no Person (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Corporation or any corporation controlled by the Continuing Corporation, (y) you and (z) David Geffen) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Continuing Corporation and (3) at least a majority of the members of the board of directors of the Continuing Corporation were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the stockholders of Studio approve a plan of complete liquidation or dissolution of Studio; or

(iv) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) Studio, (B) any trustee or other fiduciary holding securities under an employee benefit plan of Studio or an Affiliate or (C) any company owned, directly or indirectly, by the stockholders of Studio in substantially the same proportions as their ownership of the voting power of Studio Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of Studio representing 20% or more of the combined voting power of Studio Voting Securities but only if the percentage so owned exceeds the aggregate percentage of the combined voting power of Studio Voting Securities then owned, directly or indirectly, by you and David Geffen; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a change of control: (x) any acquisition directly from Studio or (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Studio or an Affiliate.

b. In the event that it is determined that any payment (other than the Gross-Up Payments provided for in this Paragraph 27.b) or distribution by Studio or any of its affiliates to you or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), by reason of being considered “contingent on a change in the ownership or effective control” of Studio, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then you will be entitled to receive (or have paid to the applicable taxing authority on your behalf) an additional payment or payments (collectively, a “Gross-Up Payment”). Any Gross-Up Payment that you become entitled to pursuant to this Paragraph 27.b will be paid to you (or to the applicable taxing authority on your behalf) as promptly as practicable and in any event not later than the last day of the calendar year after the calendar year in which the applicable Excise Tax is paid. The Gross-Up Payment will be in an amount such that, after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, you retain (or receive the benefit of a payment to the applicable taxing authority of) an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. For purposes of determining the amount of the Gross-Up Payment, you will be considered to pay (i) federal income taxes at the highest generally applicable rate (plus any applicable Excise Tax) in effect in the year in which the Gross-Up Payment will be made and (ii) state and local income taxes at the highest generally applicable rate (plus any applicable Excise Tax) in effect in the state or locality in which the Gross-Up Payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes.

28. Miscellaneous. Your sole and exclusive remedy for Studio’s breach, termination, or cancellation of this Agreement or any term hereof shall be an action for damages unless otherwise expressly limited hereunder, and you irrevocably waive any right to seek and/or obtain rescission and/or other equitable and/or injunctive relief. You agree that Studio may deduct and withhold from your compensation hereunder the amounts required to be deducted and withheld under the provisions of the Federal and California Income Tax Acts, Federal Insurance Contributions Act, California Unemployment Insurance Act, any and all amendments thereto, and other statutes heretofore or hereafter enacted requiring the withholding of compensation. All of Studio’s obligations in this Agreement are expressly conditioned upon you completing and delivering to Studio an Employment Eligibility Form (“Form I-9”) (in form satisfactory to Studio) and in connection therewith, you submitting to Studio original documentation demonstrating your employment eligibility.

29. Section 409A.

a. It is intended that the provisions of this Agreement comply with Section 409A, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

b. Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement or under any other plan, policy, arrangement or agreement of or with Studio or any of its affiliates (this Agreement and such other plans, policies, arrangements and agreements, the “Company Plans”) to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under any Company Plan may not be reduced by, or offset against, any amount owing by you to Studio or any of it affiliates.

c. If, at the time of your separation from service (within the meaning of Section 409A), (i) you shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by Studio from time to time) and (ii) Studio shall make a good faith determination that an amount payable under a Company Plan constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then Studio (or its affiliate, as applicable) shall not pay such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, together with interest credited at the Applicable Federal Rate in effect as of the date of your termination of employment, on the first business day after such six-month period.

d. Notwithstanding any provision of this Agreement or any Company Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, Studio reserves the right to make amendments to any Company Plan as Studio deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, except as provided in Paragraph 27.b of this Agreement, you are solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with any Company Plan (including any taxes and penalties under Section 409A), and neither Studio nor any affiliate shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.

e. For purposes of Section 409A, each of (i) the installments at a rate equal to 50% of your Base Salary, as provided in Paragraph 9, and (ii) the installments of continued Base Salary, as provided in Paragraph 12, will be deemed to be a separate payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii).

If the foregoing correctly sets forth your understanding, please sign one copy of this letter and return it to the undersigned, whereupon this letter shall constitute a binding agreement between us

Very truly yours,

DREAMWORKS ANIMATION SKG, INC.

By:	/s/ Lewis Coleman
Its:	President and Chief Financial Officer

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

/s/ Jeffrey Katzenberg
JEFFREY KATZENBERG